Exhibit 10.42

Varilease Finance, Inc.
6340 South 3000 East, Suite 400
Salt Lake City, UT 84121
www.varilease.com
tel   801.733.8100
fax  801.733.8900
AMENDMENT NO. 1
TO
SCHEDULE NO. 05

Reference is made to Schedule No. 05 dated April 30, 2014 (the “Schedule”) incorporating by reference Master Lease Agreement dated April 30, 2014 between VARILEASE FINANCE, INC. (the “Lessor”) and USA TECHNOLOGIES, INC. (the “Lessee”) (the “Master Agreement”).  The Schedule and Master Agreement shall hereinafter be referred to collectively as the “Lease”.  All capitalized terms used herein but not defined herein shall have the same meanings ascribed to them in the Lease.

The Schedule is hereby amended effective as of July 22, 2014 by deleting Sections 5, 6 and 7 in their entirety and replacing them with the following:

5. Base Monthly Rental:                   $41,182.19 (plus applicable sales/use tax)

6. Deposit:                                         $41,182.19 applied to the last Base Monthly Rental (plus applicable sales/use tax).  Lessee shall pay the last Base Monthly Rental in advance upon the execution of this Schedule.  Lessee acknowledges and agrees that, notwithstanding anything to the contrary herein, this payment is non-refundable to Lessee under any circumstances, including, without limitation, any termination of this Lease for any reason prior to the end of its scheduled term.  This payment shall be deemed earned by Lessor, and upon receipt by Lessor, shall immediately be applied to satisfy Lessee’s obligation to make the last Base Monthly Rental.

7. Base Lease Rate Factor:                 0.02758

All other terms and conditions of the Schedule shall remain in full force and effect without change.

Dated: July 30, 2014.

LESSOR:		LESSEE:
VARILEASE FINANCE, INC.		USA TECHNOLOGIES, INC.

By:	/s/ Kristy Phillips	By:	/s/ David M. DeMedio
Name: Kristy Phillips		Name: David M. DeMedio
Title: Vice President		Title: CFO